Exhibit 4.8

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS BOOK-ENTRY PREFERRED SECURITIES CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS BOOK-ENTRY PREFERRED SECURITIES CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE AMENDED AND RESTATED DECLARATION OF TRUST REFERRED TO HEREIN.

Certificate Number: [ ]	Number of Preferred Securities:
[ ]

CUSIP NO.: [ ]
ISIN NO.: [ ]

Certificate Evidencing Preferred Securities

of

The Stanley Works Capital Trust I

5.902% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities
(Liquidation amount $1,000 per Preferred Security)

The Stanley Works Capital Trust I, a statutory trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that Cede & Co. (the “Holder”) is the registered owner of [                        (              )] preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated The Stanley Works Capital Trust I 5.902% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities (liquidation amount $1,000 per Preferred Security) (the “Preferred Securities”).  The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.13 of the Amended and Restated Declaration of Trust (as defined below).  The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Trust, dated as of November 22, 2005, as the same may be amended from time to time (the “Amended and Restated Declaration of Trust”), including the designation of the terms of Preferred Securities as set forth therein.  Capitalized terms used herein but not defined shall have the meaning given to them in the Amended and Restated Declaration of Trust.  The holder of this certificate is entitled to the benefits of the Guarantee to the extent provided therein.  The Trust will furnish a copy of the Amended and Restated Declaration of Trust, the Guarantee and the Junior Subordinated Indenture to the holder of this certificate without charge upon written request to the Trust at its principal place of business or registered office.

Upon receipt of this certificate, the holder of this certificate is bound by the Amended and Restated Declaration of Trust and is entitled to the benefits thereunder.

By acceptance, the holder of this certificate agrees to treat, for United States federal income tax purposes, the Junior Subordinated Debt Securities as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Junior Subordinated Debt Securities.

IN WITNESS WHEREOF, an Administrative Trustee of the Trust has executed this certificate this [  ] day of [  ], 2006.

THE STANLEY WORKS CAPITAL TRUST I

By:
Craig A. Douglas
as Administrative Trustee

(REVERSE OF SECURITY)

During the Fixed Rate Period, distributions payable on the Preferred Securities shall be fixed at a rate of 5.902% per annum of the Liquidation Amount of the Preferred Securities, such rate being the rate of interest payable during the Fixed Rate Period on the Junior Subordinated Debt Securities to be held by the Property Trustee, and (to the extent that payment of such distributions is enforceable under applicable law) distributions on any overdue installment of distributions shall accrue at the Fixed Rate, compounded semi-annually, through the end of the Fixed Rate Period.  During the Floating Rate Period, distributions on each Preferred Security will accrue during each Quarterly Distribution Accrual Period, at a rate equal to the lower of (i) 1.40% plus the highest of the (x) 3-Month LIBOR Rate; (y) 10-Year Treasury CMT, and (z) 30-Year Treasury CMT, as applicable for such Quarterly Distribution Accrual Period and (ii) 13.25% (such rate the “Floating Rate” with respect to such Quarterly Distribution Accrual Period, and such rate being the rate of interest payable during the Floating Rate Period on the Junior Subordinated Debt Securities to be held by the Property Trustee) until the stated liquidation amount thereof is paid, and (to the extent that payment of such distributions is enforceable under applicable law) distributions on any overdue installment of distributions shall accrue at the Floating Rate prevailing from time to time, compounded quarterly at such prevailing Floating Rate.  Distributions on the Preferred Securities shall be made and shall be deemed payable on each Distribution Date, but only to the extent that the Trust has legally and immediately available funds in the Payment Account for the payment of such Distributions.  During the Fixed Rate Period, the amount of distributions payable on any Distribution Date will be computed on the basis of a 360-day year of twelve 30-day months, and the amount of distributions payable for any period shorter or longer than a full semi-annual period for which distributions are computed will be computed on the basis of the actual number of days elapsed in such 180-day period.  During the Floating Rate Period, the amount of distributions payable will be computed by multiplying the annual Floating Rate in effect for the Quarterly Distribution Accrual Period or portion thereof in respect of which the distribution is made by a fraction, the numerator of which will be the actual number of days in such Quarterly Distribution Accrual Period (or a portion thereof) (determined by including the first day thereof and excluding the last day thereof) and the denominator of which will be 365, and multiplying the product obtained thereby by the stated liquidation amount hereof.

Distributions on the Preferred Securities will be cumulative, will accrue from the Issue Date and, subject to any Deferral, shall be payable (i) during the Fixed Rate Period, semi-annually on June 1 and December 1 of each year, commencing June 1, 2006 (each a “Semi-Annual Distribution Date”); and (ii) during the Floating Rate Period, quarterly on March 1, June 1, September 1 and December 1 of each year, commencing March 1, 2011 (each a “Quarterly Distribution Date”).  Distributions, including Additional Amounts, if any on the Preferred Securities on each Distribution Date will be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record dates.  While the Preferred Securities remain in book-entry only form, the relevant record dates shall be one Business Day prior to the relevant payment dates.  If the Preferred Securities are not in book-entry only form, the relevant record dates for the Preferred Securities shall conform to the rules of any securities exchange on which the Preferred Securities are listed and, if none, shall be selected by the Sponsor, which dates shall be at least one Business Day but not more than 60 Business Days before the relevant payment dates.  An interest payment on the Junior Subordinated Debt Securities may be deferred (i) in whole at the election of the Sponsor pursuant to Optional Deferral in accordance with the terms of Section 4.1 of the Supplemental Indenture permitting Optional Deferral, or (ii) in whole or in part in accordance with the terms of Section 4.2 of the Supplemental Indenture limiting interest payments in the case of a Mandatory Deferral (each a “Deferral”).  As a consequence of any such Deferral, Distributions will also be deferred, in whole or in part, to the extent corresponding to the deferral on the Junior Subordinated Debt Securities, provided that semi-annual or quarterly Distributions, as applicable, to the extent not paid as and when due will continue to accrue (i) during the Fixed Rate Period, at the Fixed Rate, compounded semi-annually on each Semi-Annual Distribution Date and (ii) during the Floating Rate Period, at the Floating Rates applicable from time to time, compounded quarterly on each Quarterly Distribution Date.  Amounts added to deferred Distributions due to such compounding are referred to herein as “Additional Amounts.”  Deferred Distributions, together with Additional Amounts, will be distributed to the Holders of the Trust Securities as received by the Trust at the end of any Deferral period.  Notwithstanding the foregoing, the Trust may distribute deferred amounts earlier if the Sponsor prepays interest deferred on the Junior Subordinated Debt Securities prior to the end of any Deferral as permitted by the Junior Subordinated Indenture.

The holder hereof, by such holder’s acceptance hereof, agrees that in the event of any payment or distribution of assets to creditors of the Sponsor upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or proceeding under any Bankruptcy Law with respect to the Sponsor, such holder shall not have a claim for deferred Distributions and Additional Amounts thereon, to the extent that such amounts correspond to amounts in respect of Foregone Deferred Interest on the Junior Subordinated Debt Securities.

In the event of a Non-U.S. Merger with respect to The Stanley Works, the holder hereof shall have the right to receive Gross-Up Payments, if and to the extent such payments are required pursuant to the Junior Subordinated Indenture.

Subject to certain conditions set forth in the Amended and Restated Declaration of Trust and the Junior Subordinated Indenture, the Property Trustee may, at the direction of the Sponsor, at any time liquidate the Trust and cause the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust or, simultaneously with any redemption of the Junior Subordinated Debt Securities, cause a Like Amount of the Trust Securities to be redeemed by the Trust.

The Preferred Securities shall be redeemable as provided in the Amended and Restated Declaration of Trust.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:
(Sign exactly as your name appears on the other side of this Preferred Securities Certificate)